United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2022

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders

Communications Systems, Inc. (the “Company”) held a Special Meeting of Shareholders on March 16, 2022. The proposals considered at the Company’s Special Meeting are described in detail in the Company’s Proxy Statement dated February 4, 2022.

Of the 9,720,627 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 8,520,099 shares or 87.6% of the outstanding shares, were present either in person or by proxy.

At the meeting, action was taken on 8 of the 9 Proposals and action on Proposal 1, the Pineapple Merger Proposal, was adjourned until the reconvened meeting on 1:00 P.M. Central Time/2:00 P.M. Eastern Time March 23, 2022. This will be virtual meeting. The adjourned special meeting will continue to be held online at www.virtualshareholdermeeting.com/JCS2022SM. Also, the record date for determining CSI shareholders eligible to vote at the special meeting will remain the close of business on January 27, 2022.

The following describes the matters considered by the Company’s shareholders at the Special Meeting and the final results of the votes cast at the meeting:

Proposal No. 1; Pineapple Merger Proposal.

To approve the Agreement and Plan of Merger dated as of March 1, 2021, as amended (the ‘‘merger agreement’’) by and among Communications Systems, Inc., Helios Merger Co., a wholly owned subsidiary of CSI (‘‘Merger Sub’’), Pineapple Energy LLC (‘‘Pineapple’’), Lake Street Solar LLC, as the Pineapple Members’ Representative (the ‘‘Members’ Representative’’), and Randall D. Sampson, as the CSI Shareholders’ Representative (the ‘‘Shareholders’ Representative’’) pursuant to which Merger Sub will merge with and into Pineapple with Pineapple surviving the merger as a wholly owned subsidiary of CSI (The “Pineapple Merger Proposal”).

Consideration of this matter was adjourned until the reconvened meeting on March 23, 2022.

Proposal No.2; Merger Issuance Proposal.

To approve the issuance of shares of common stock of Communications Systems, Inc. in connection with the merger agreement (the “Merger Issuance Proposal”).

For	Withhold	Abstain	Broker Non-Vote

6,087,482	1,383,329	17,428	1,031,860

Proposal No. 3; PIPE Issuance Proposal.

To approve the issuance of shares of common stock of Communications Systems, Inc. to investors in connection with the PIPE Offering (the “PIPE Issuance Proposal”).

For	Withhold	Abstain	Broker Non-Vote

6,082,072	1,382,595	23,572	1,031,860

Proposal No. 4; Authorized Share Amendment Proposal.

To approve an amendment to the articles of incorporation of Communications Systems, Inc. to increase the authorized shares of common stock to 150 million (the “Authorized Share Amendment Proposal”).

For	Withhold	Abstain	Broker Non-Vote

6,033,511	1,432,999	21,729	1,031,860

Proposal No. 5; Article IX Amendment Proposal

To approve an amendment to the articles of incorporation of Communications Systems, Inc. to eliminate Article IX relating to business combinations (the “Article IX Amendment Proposal”).

For	Withhold	Abstain	Broker Non-Vote

5,751,839	1,704,113	32,287	1,031,860

Proposal No. 6; Reverse Stock Split Proposal.

To approve a reverse stock split of the outstanding shares of CSI common stock, at a ratio within a range of 1-for-3 to1-for-6, as determined by the CSI board of directors (the “Reverse Stock Split Proposal”).

For	Withhold	Abstain	Broker Non-Vote

6,632,683	1,875,433	11,983

Proposal No. 7; 2022 Equity Incentive Plan Proposal.

To approve the Pineapple Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan Proposal”).

For	Withhold	Abstain	Broker Non-Vote

5,675,835	1,507,414	304,990	1,031,860

Proposal No. 8; Advisory Compensation Proposal.

To approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Communications Systems, Inc. named executive officers in connection with the Pineapple Merger Transaction (the “Advisory Compensation Proposal”).

For	Withhold	Abstain	Broker Non-Vote

5,289,346	1,860,342	338,551	1,031,860

Proposal No. 9; Adjournment Proposal.

To approve the adjournment or postponement of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Pineapple Merger Proposal, the Merger Issuance Proposal, the PIPE Issuance Proposal, the Authorized Share Amendment Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

For	Withhold	Abstain	Broker Non-Vote

6,644,034	1,843,211	32,854

As a result, the shareholders approved Proposals 2-4 and 6-9, but did not approve Proposal 5. Consideration of Proposal 1 was adjourned until the reconvened meeting on March 23, 2022.

Item 8.01. Other Event

Because CSI shareholders approved the Reverse Stock Split Proposal, the CSI Board of directors will be analyzing whether to effect a reverse stock split and if so the timing and the ratio of the reverse stock split within a range of 1-for-3 to 1-for-6 that was approved by CSI shareholders.

If the Pineapple Merger Proposal is approved at the reconvened March 23, 2022 special meeting, the Company anticipates that the Pineapple Merger will close on or about March 28, 2022. The Company will provide more information about the closing of the Pineapple Merger as it becomes available.

On March 16, 2022, the Company issued a press release announcing the partial adjournment of Special Meeting for Proposal #1, Pineapple Merger Proposal and the other actions taken at the Special Meeting. A copy of that press release is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Communications Systems, Inc. press release dated March 16, 2022 Announcing Partial Adjournment of Special Meeting for Proposal #1, Pineapple Merger Proposal

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: March 16, 2022